Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-32166, 333-69848, 333-64900 and 333-107067 of Anthracite Capital, Inc. on Form S-3 and Registration Statements No. 333-75467 of Anthracite Capital, Inc. on Form S-8, of our report dated February 28, 2008 relating to the financial statements BlackRock Diamond Property Fund, Inc., which appear in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 12, 2008